UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2008

LIGHTSCAPE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30299
(Commission File Number)

98-0217653
(IRS Employer Identification No.)

3/F., 80 Gloucester Road, Wanchai, Hong Kong
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (852) 2546-1808

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On October 7, 2008, our board of directors adopted resolutions to amend our company’s bylaws, effective as of October 7, 2008.

     Article 2 “Meetings of Stockholders”, Sections 6 and 7 of the bylaws were amended to change the minimum percentage of stockholder representation for the formation of a quorum at meetings of stockholders to not less than 33 1/3% of the outstanding shares of our company’s voting stock. Prior to the amendment to the bylaws, the bylaws had specified that the minimum percentage of stockholder representation for the formation of a quorum at meetings of stockholders shall be not less than 10% of the outstanding shares of our company’s voting stock.

     Article 9 “Certificates of Stock”, Sections 1 and 4 of the bylaws were amended to allow for the issuance and transfer of uncertificated shares of our company’s stock, in addition to certificated shares. Prior to the amendment to the bylaws, the bylaws had specified that shares of our company’s stock were to be represented solely by certificated shares.

     A complete copy of the bylaws as amended and effective as of October 7, 2008 are filed as Exhibit 3.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) EXHIBITS

Exhibit	Description

3.1	Amended Bylaws of Lightscape Technologies Inc. Effective as of October 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSCAPE TECHNOLOGIES INC.

By:	/s/ Bondy Tan
Name: Bondy Tan
Title: President and Chief Executive Officer
Dated: October 14, 2008